Exhibit 10.w


FINGERHUT COMPANIES, INC.
NONQUALIFIED SUPPLEMENTAL
EXECUTIVE RETIREMENT PLAN

Effective January 1, 1996


TABLE OF CONTENTS

							Page

SECTION 1.      INTRODUCTION                    1

	1.1.    Preamble
	1.2.    Definitions
		1.2.1.  Accrued Gross Benefit
		1.2.2.  Actuarial Equivalent
		1.2.3.  Affiliate
		1.2.4.  Average Annual Compensation
		1.2.5.  Benefit Offset
		1.2.6.  Change in Control
		1.2.7.  Code
		1.2.8.  Compensation
		1.2.9.  Compensation Committee
		1.2.10. Compensatory Stock
		1.2.11. Effective Date
		1.2.12. Employer
		1.2.13. ERISA
		1.2.14. Participant
		1.2.15. Pension Excess Plan
		1.2.16. Pension Plan
		1.2.17. Plan Statement
		1.2.18. Plan Year
		1.2.19. Principal Sponsor
		1.2.20. Profit Sharing Excess Plan
		1.2.21. Profit Sharing Plan
		1.2.22. SERP
		1.2.23. Service
		1.2.24. Social Security Benefit
		1.2.25. Termination of Employment
	1.3.    Rules of Interpretation

SECTION 2.      PARTICIPANTS            6

	2.1.    General Participation Rule
	2.2.    Overriding Exclusion

SECTION 3.      BENEFITS PAYABLE                6

	3.1.    Benefit for Participants
	3.2.    Death Benefits
		3.2.1.  Death Before Termination of Employment
		3.2.2.  Death After Termination of Employment
		3.2.3.  No Other Death Benefits
	3.3.    Payment in Case of Incompetency or Disability
	3.4.    Suspension Upon Reemployment

SECTION 4.      FORFEITURE OF BENEFITS                  8

SECTION 5.      FUNDING OF PLAN                 8

	5.1.    Unfunded Obligation
	5.2.    Hedging Investments
	5.3.    Corporate Obligation

SECTION 6.      GENERAL MATTERS                 9

	6.1.    Amendments and Termination
		6.1.1.  Amendment
		6.1.2.  Termination
		6.1.3.  After a Change In Control
		6.1.4.  No Oral Amendments
	6.2.    Spendthrift Provision
	6.3.    Administrative Determinations
	6.4.    Rules and Regulations
	6.5.    Certifications
	6.6.    Errors in Computations

SECTION 7.      BENEFIT CLAIMS                  11

	7.1.    Claims Procedure
		7.1.1.  Original Claim
		7.1.2.  Claims Review Procedure
		7.1.3.  General Rules

SECTION 8.      PLAN ADMINISTRATION             12

	8.1.    Principal Sponsor
		8.1.1.  Officers
		8.1.2.  Chief Executive Officer
		8.1.3.  Board of Directors
	8.2.    Conflict of Interest
	8.3.    Administrator
	8.4.    Service of Process
	8.5.    IRC and ERISA Status
	8.6.    Effect on Other Plans

SECTION 9.      DISCLAIMERS             13

	9.1.    Term of Employment
	9.2.    Delegation

SCHEDULE I.     PARTICIPATING EMPLOYERS         SI-1

APPENDIX A.     ACTUARIALLY EQUIVALENT BENEFITS         A-1


FINGERHUT COMPANIES, INC.
NONQUALIFIED SUPPLEMENTAL
EXECUTIVE RETIREMENT PLAN


SECTION 1

INTRODUCTION

1.1. Preamble. ERISA authorizes the establishment of an unfunded, nonqualified plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and to coordinate the benefits provided to them under other qualified and nonqualified retirement programs available to them as a result of their employment. FINGERHUT COMPANIES, INC., a Minnesota corporation (hereinafter "Principal Sponsor") and certain subsidiaries of the Principal Sponsor (collectively the "Employers") have determined that it is in their best interest to establish and maintain such an unfunded, nonqualified deferred compensation plan for those purposes. Therefore, the Principal Sponsor, for itself and the other Employers, does hereby establish this SERP, the terms and conditions of which are as follows.

1.2. Definitions. When used herein with initial capital letters, the following words have the following meanings:

	1.2.1.  Accrued Gross Benefit - a dollar amount
determined as of a Participant's Termination of Employment and expressed as an annual single life annuity payable for the life of the Participant commencing as of the first of the Plan Year following the later of the date of the Participant's Termination of Employment or the date the Participant would attain age sixty-five (65) years and which is equal to the product of (a) multiplied by (b):

	(a) Sixty percent (60%) multiplied by a fraction (not greater than one):

		 (i) The numerator of which is the Participant's Service determined as of the Termination of Employment, and

		(ii)    The denominator of which is thirty (30).

	(b) The Participant's Average Annual Compensation determined as of such Termination of Employment.

The Accrued Gross Benefit may increase or decrease from time to time before a Termination of Employment.

	1.2.2. Actuarial Equivalent - a benefit of equal value when determined on the basis of actuarial tables, factors and assumptions set forth in the Appendix A to this Plan Statement.

	1.2.3. Affiliate - a business entity which is affiliated in ownership with the Principal Sponsor and is recognized as an Affiliate by the Principal Sponsor for the purposes of this SERP. (All Employers must be an Affiliate of the Principal Sponsor. All Affiliates are not, however, Employers.)

	1.2.4. Average Annual Compensation - a dollar amount which is the annual average of the Participant's Compensation attributable to each of the three (3) completed calendar years, whether consecutive or not, ending not later than the last day of the calendar month immediately before the date the Average Annual Compensation is determined which produce the highest average. The Average Annual Compensation may increase or decrease from time to time before a Termination of Employment.

	1.2.5. Benefit Offset - a dollar amount determined as of a Participant's Termination of Employment and expressed as an annual single life annuity payable for the life of the Participant commencing as of the first of the Plan Year following the later of the date of the Participant's Termination of Employment or the date the Participant would attain age sixty-five (65) years and which is equal to the sum of:

	(a) the Participant's Social Security Benefit determined as of such Termination of Employment when expressed as an annual single life annuity commencing as of the first of the Plan Year following the later of the date of the Participant's Termination of Employment or the date the Participant would attain age sixty-five (65) years; and

	(b) the Participant's accrued benefit under the Pension Plan and the Pension Excess Plan determined as of such Termination of Employment when expressed as an annual single life annuity commencing as of the first of the Plan Year following the later of the date of the Participant's Termination of Employment or the date the Participant would attain age sixty-five (65) years; and

	(c) seventy-five percent (75%) of the Participant's account balance under the Profit Sharing Plan attributable to employer contributions (including both the elective contributions and the non-elective contributions) determined as of such Termination of Employment and determined as if no withdrawals or distributions had been made from the Profit Sharing Plan and as if all elective contributions which could have been contributed to the Profit Sharing Plan had been contributed to the Profit Sharing Plan:

		(i) together with interest at eight and one-half percent (8.5%) compounded annually from the Termination of Employment to the later of the date of the Participant's Termination of Employment or the date the Participant would attain age sixty-five (65) years, and

		(ii) then converted to and expressed as an Actuarial Equivalent annual single life annuity commencing as of the first of the Plan Year following the later of the date of the Participant's Termination of Employment or the date the Participant would attain age sixty-five (65) years; and

	(d) an amount equal to the dollars credited or paid to the Participant under the Profit Sharing Excess
		Plan:

		(i) together with interest at eight and one-half percent (8.5%) compounded annually from the date so credited or paid to the Termination of Employment, and

		(ii) then converted to and expressed as an Actuarial Equivalent annual single life annuity commencing as of the first of the Plan Year following the later of the date of the Participant's Termination of Employment or the date the Participant would attain age sixty-five (65) years; and

	(e) fifteen percent (15%) of the dollar amount by which the value of Compensatory Stock (determined at Termination of Employment to the extent held on that date or at the time of disposition to the extent disposed of by gift, sale or exchange before Termination of Employment) exceeds twice the value at the time it was acquired by the Participant (but disregarding the value of the Compensatory Stock to the extent it exceeds three hundred percent of the value at the time it was acquired by the Participant):

		(i) together with interest at eight and one-half percent (8.5%) compounded annually from the Termination of Employment to the later of the date of the Participant's Termination of Employment or the date the Participant would attain age sixty-five (65) years, and

		(ii) then converted to and expressed as an Actuarial Equivalent annual single life annuity commencing as of the first of the Plan Year following the later of the date of the Participant's Termination of Employment or the date the Participant would attain age sixty-five (65) years.

The Benefit Offset may increase or decrease from time to time before a Termination of Employment.

	1.2.6. Change in Control - an event defined as a Change in Control in the form of nonqualified stock option agreement adopted by the Compensation Committee of the Board of Directors under the "Fingerhut Corporation Stock Option Plan" or the comparable successor plan most recently adopted before such event.

	1.2.7. Code - the Internal Revenue Code of 1986, as amended.

	1.2.8. Compensation - a dollar amount which is the annual amount of base salary and short term annual incentive compensation paid to the Participant for services rendered as an employee of an Employer. Compensation may increase and decrease from time to time.

	(a) Profit Sharing Plan Income. Compensation shall include amounts which the Participant would have received and would have been included as Compensation but for an election to defer income under section 401(k) of the Code.

	(b) Cafeteria Plan Contributions. Compensation shall include amounts which the Participant would have received and which would have been included as Compensation but for section 125 of the Code.

	(c) Deferred Compensation. Notwithstanding the foregoing, Compensation shall include amounts of base salary and short term annual incentive compensation which were deferred at the election of the Participant or otherwise under a nonqualified plan of deferred compensation at the time such amounts would have been paid but for such election to defer and not at the time actually received by the Participant.

	1.2.9. Compensation Committee - the committee of that name constituted by the Board of Directors of the Principal
Sponsor.

	1.2.10. Compensatory Stock - capital stock of the Principal Sponsor or any Affiliate of the Principal Sponsor which is:

	(a) acquired directly or indirectly by a Participant under any compensation program sponsored by the Principal Sponsor or an Affiliate, and

	(b) owned directly or indirectly by the Participant at any time on or after January 1, 1996;

excluding for this purpose, however, any such stock which is acquired and disposed of substantially simultaneously for the purpose of exercising options to purchase it and other stock. Compensatory Stock acquired under options granted by the Principal Sponsor or any Affiliate shall be deemed acquired on the date that the option is granted and not the date that the option is exercisable or exercised.

	1.2.11. Effective Date - January 1, 1996.

	1.2.12. Employer - the Principal Sponsor and each business entity affiliated with the Principal Sponsor that employs persons who are designated for participation in this SERP. (See Schedule
I for a listing of such Employers as of January 1, 1996.)

	1.2.13. ERISA - the Employee Retirement Income Security
Act of 1974, as amended.

	1.2.14. Participant - an employee of an Employer who becomes a Participant in the SERP in accordance with the provisions of Section 2. An employee who has become a Participant shall be considered to continue as a Participant in the SERP until the date of the Participant's death or, if earlier, the date when the Participant is no longer employed by an Employer and upon which the Participant no longer has any entitlement to a benefit under the SERP (that is, the Participant has received a distribution of all of the Participant's benefit under the SERP or the Participant's benefit under the SERP has been forfeited).

	1.2.15. Pension Excess Plan - the nonqualified deferred compensation plan established by the Principal Sponsor for the purpose of providing nonqualified deferred compensation benefits in excess of the benefits that can be provided under the Pension Plan because of various limitations under the Code and known as the "Fingerhut Companies, Inc. Excess Benefit Plan."

	1.2.16. Pension Plan - the tax-qualified defined benefit pension plan known as the "Fingerhut Corporation Pension Plan," as the same is existing and amended from time to time.

	1.2.17. Plan Statement - this document entitled
"FINGERHUT COMPANIES, INC. NONQUALIFIED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN," as adopted by the Principal Sponsor effective as of January 1, 1996, as the same may be amended from time to time thereafter.

	1.2.18. Plan Year - the twelve (12) consecutive month period ending each December 31.

	1.2.19. Principal Sponsor - FINGERHUT COMPANIES, INC., a
Minnesota corporation.

	1.2.20. Profit Sharing Excess Plan - the nonqualified deferred compensation plan or other cash payment program established by the Principal Sponsor for the purpose of providing either nonqualified plan accruals or cash payments to replace contributions and allocations that cannot be provided under the Profit Sharing Plan because of various limitations under the Code and known as the "Fingerhut Companies, Inc. Excess Profit Sharing Plan."

	1.2.21. Profit Sharing Plan - the tax-qualified defined contribution profit sharing plan, including a qualified cash or deferred arrangement, known as the "Fingerhut Corporation Profit Sharing Plan," as the same is existing and may be amended from time to time.

	1.2.22. SERP - the nonqualified deferred compensation plan of the Employers established for the benefit of employees eligible to participate therein, as first set forth in this Plan Statement. (As used herein, "SERP" refers to the legal entity established by an Principal Sponsor and not to the document pursuant to which the SERP is maintained. That document is referred to herein as the "Plan Statement.") The SERP shall be referred to as the "FINGERHUT COMPANIES, INC. NONQUALIFIED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN."

	1.2.23. Service - a measure of a Participant's total employment with the Principal Sponsor and all Affiliates (whether or not continuous) expressed in years and fractions of years and determined under rules established by the Compensation Committee. The Compensation Committee may, in its discretion, agree in writing to recognize as Service periods of employment before employment with an Employer.

	1.2.24. Social Security Benefit - the approximate monthly amount available for the benefit of the Participant at that Participant's social security retirement age, (excluding amounts available for spouses and for other dependents), as an old age or disability insurance benefit under the provisions of Title II of the Federal Social Security Act in effect on the date of the Participant's Termination of Employment (or his or her social security retirement age if the Termination of Employment is later than the social security retirement age) whether or not payment of such amount in delayed, suspended or forfeited because of failure to apply, accepting other work, or any other similar reason within the control of the Participant (and determined without any increases in cost of living, legislated changes or any other similar factors after that date). For this purpose, a Participant shall be conclusively deemed to have had taxable wages at or above the "OASDI" taxable wage base in all years prior to the year of his or her Termination of Employment or death. The determination by the Principal Sponsor of the Social Security Benefit shall be final and binding upon all parties interested in this SERP.

	1.2.25. Termination of Employment - a complete severance of an employee's employment relationship with the Principal Sponsor, all Employers and all Affiliates, if any, for any reason other than the employee's death. Notwithstanding the absence of an actual severance of employment relationship or the number of a Participant's actual years of Service, for the purposes of this SERP upon the occurrence of a Change in Control:
(i) a Participant shall be conclusively considered to have had a severance of employment relationship, and (ii) a Participant shall be conclusively considered to have completed five (5) years of Service after January 1, 1996, for the purposes of Section 3.1(i). A transfer from employment with an Employer to employment with an Affiliate of an Employer shall not constitute a Termination of Employment. If an Employer who is an Affiliate ceases to be an Affiliate because of a sale of substantially all the stock or assets of that Employer, then Participants who are employed by that Employer and who cease to be employed by the Principal Sponsor or that Employer on account of the sale of substantially all the stock or assets of that Employer shall be deemed to have thereby had a Termination of Employment for the purpose of paying benefits from this SERP.

1.3. Rules of Interpretation. An individual shall be considered to have attained a given age on the individual's birthday for that age (and not on the day before). The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year. Notwithstanding any other provision of this Plan Statement or any election or designation made under the SERP, any individual who feloniously and intentionally kills a Participant shall be deemed for all purposes of this SERP and all elections and designations made under this SERP to have died before such Participant. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this Section. In the absence of a conviction of felonious and intentional killing, the Compensation Committee shall determine whether the killing was felonious and intentional for the purposes of this Section. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words "hereof," "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to the entire Plan Statement and not to any particular paragraph or Section of this Plan Statement unless the context clearly indicates to the contrary. The titles given to the various Sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.


SECTION 2

PARTICIPANTS

2.1.    General Participation Rule.  An individual shall be a
Participant in this SERP if that individual, on or after January 1, 1996, satisfies all of the following criteria:

	 (i) he or she is an officer or other senior management employee of the Principal Sponsor, and

	(ii)    he or she is actively employed by the Principal
		Sponsor, and

	(iii)   he or she is affirmatively selected for
		participation in the SERP by the Compensation
		Committee.

Any individual who has become a Participant in the SERP shall continue as a Participant until all benefits which are due under this SERP have been received without regard to whether he or she continues as an officer or a participant in the Pension Plan or an active employee. The Compensation Committee may, in its discretion, impose restrictions or limitations upon the benefits payable under the SERP as a condition of participation. Notwithstanding any thing apparently to the contrary contained in this Plan Statement, it shall be construed to prevent the duplication of benefits provided under any other plan or arrangement, whether qualified or nonqualified, funded or unfunded, to the extent that such other benefits are provided directly or indirectly by an Employer.

2.2. Overriding Exclusion. Notwithstanding anything apparently to the contrary in this Plan Statement or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this SERP, develop benefits under this SERP or be entitled to receive benefits under this SERP (either for himself or his or her survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this SERP at any time. If any person not so defined has been erroneously treated as a Participant in this SERP, upon discovery of such error such person's erroneous participation shall immediately terminate ab initio and upon demand such person shall be obligated to reimburse the Principal Sponsor for all amounts erroneously paid to him or her.


SECTION 3

BENEFITS PAYABLE

3.1.    Benefit for Participants.  Upon the Termination of
Employment of a Participant:

	(i) at or after his attaining age sixty-five (65) years and completing five (5) years of Service (excluding Service before January 1, 1996), or

	 (ii) at a time when the Participant has attained at least age fifty-five (55) years and completed at least five (5) years of Service (excluding Service before January 1, 1996) and has a combination of age (expressed in whole years) and Service (expressed in whole years and including Service before January 1, 1996) equal to or greater than seventy (70), there shall be paid to a Participant the excess, if any, of:

	(a) the Accrued Gross Benefit determined as of the date of the Termination of Employment, over

	(b) the Benefit Offsets also determined as of the date of the Termination of Employment.

Except as may otherwise be specifically provided in this SERP, this benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) shall be converted to the Actuarial Equivalent single lump sum and shall be paid to the Participant in a single payment in cash as soon as may be practicable after the end of the Plan Year in which the Termination of Employment occurs. If the Compensation Committee determines that delaying the time payment is made would increase the probability that such payment would be fully deductible for federal or state income tax purposes, the Compensation Committee may unilaterally delay the time for making the payment for up to twenty-four (24) months after the date such payment would otherwise be payable.

3.2.    Death Benefits.

	3.2.1. Death Before Termination of Employment. If a Participant dies before Termination of Employment, a benefit shall be paid equal to the amount, if any, that the Participant would have received if, rather than dying, the Participant had a Termination of Employment on the date of his or her death. (For the purposes of this Section 3.2.1, each Participant shall be conclusively considered to have completed five (5) years of Service after January 1, 1996.) This benefit shall be paid:

	(a) if the Participant was married at death, to the Participant's surviving spouse (or the surviving spouse's estate if the surviving spouse should die before receiving such payment), at the time and in the amount as would have been paid to the Participant, and

	(b) if the Participant was not married at death, to the personal representative of the Participant's estate at the time and in the amount as would have been paid to the Participant.

	3.2.2.  Death After Termination of Employment.  If a
Participant dies after a Termination of Employment when a payment was due to the Participant but not actually paid, the amount of such payment shall be paid:

	(a) if the Participant was married at death, to the Participant's surviving spouse (or the surviving spouse's estate if the surviving spouse should die before receiving such payment), at the time and in the amount as would have been paid to the Participant, and

	(b) if the Participant was not married at death, to the personal representative of the Participant's estate at the time and in the amount as would have been paid to the Participant.

	3.2.3. No Other Death Benefits. In no other case shall any benefit be payable under this SERP to or with respect to the Participant to any person after the death of the Participant.

3.3. Payment in Case of Incompetency or Disability. In case of legal incompetency or disability, (including minority), of a Participant or surviving spouse entitled to receive any payment under this SERP, payment may be made, if the Compensation
Committee has been advised of the existence of such condition:

	(a) to the duly appointed guardian, conservator or other legal representative of such incompetent or disabled Participant or surviving spouse; or

	(b) to a person or institution entrusted with the care maintenance of the incompetent or disabled Participant or surviving spouse, provided such person or institution has satisfied the Compensation Committee that the payment will be used for the best interest and assist in the care of such disabled or incompetent Participant or surviving spouse or, provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such disabled or incompetent Participant or surviving spouse.

Any payment made in accordance with this Section shall constitute a complete discharge of any liability or obligation of this SERP and the Principal Sponsor and all Employers therefor.

3.4. Suspension Upon Reemployment. If any Participant is entitled to receive payment under this SERP on account of a previous Termination of Employment and is subsequently reemployed by the Principal Sponsor or an Affiliate, such payment shall be discontinued until there is a subsequent Termination of Employment.


SECTION 4

FORFEITURE OF BENEFITS

All unpaid benefits under this SERP shall be permanently forfeited upon the determination by the Compensation Committee that the Participant, either before or after Termination of Employment engaged in felonious conduct or other serious criminal activity resulting in material harm to the Principal Sponsor or an Affiliate.


SECTION 5

FUNDING OF PLAN

5.1. Unfunded Obligation. The obligation of the Principal Sponsor to make payments under this SERP constitutes only the unsecured promise of the Principal Sponsor to make such payments. The Participant shall have no lien, prior claim or other security interest in any property of any Principal Sponsor. If a fund is established by the Principal Sponsor in connection with this SERP, the property therein shall remain the sole and exclusive property of the Principal Sponsor. The Principal Sponsor will pay the cost of this SERP out of its general assets.

5.2 Hedging Investments. If the Principal Sponsor elects to finance all or a portion of its costs in connection with this SERP through the purchase of life insurance or other investments, the Participant agrees, as a condition of participation in this SERP, to cooperate with the Principal Sponsor in the purchase of such investment to any extent reasonably required by the Principal Sponsor and relinquishes any claim he or she may have either for himself or herself or any beneficiary to the proceeds of any such investment or any other rights or interests in such investment.
If a Participant fails or refuses to cooperate, then notwithstanding any other provision of this SERP the Principal Sponsor shall immediately and irrevocably terminate and forfeit the Participant's entitlement to benefits under the SERP.

5.3 Corporate Obligation. Neither the Principal Sponsor's officers nor any member of its Board of Directors in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each Participant and other person entitled at any time to payments hereunder shall look solely to the assets of the Principal Sponsor for such payments as an unsecured, general creditor. After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Principal Sponsor in connection with this SERP. Neither the Principal Sponsor nor any of its officers nor any member of its Boards of Directors shall be under any liability or responsibility for failure to effect any of the objectives or purposes of the SERP by reason of the insolvency of the Principal Sponsor.


SECTION 6

GENERAL MATTERS

6.1.    Amendments and Termination.

	6.1.1. Amendment. Prior to the occurrence of a Change in Control, the Compensation Committee may unilaterally amend this Plan Statement prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this SERP both with regard to persons expecting to receive benefits in the future and persons already receiving benefits at the time of such action; provided, however, that:

	(i) such amendment of the SERP cannot be effective before January 1, 2001, with respect to any Participant who does not affirmatively consent in writing to such amendment, and

	(ii) the benefit payable to or with respect to each Participant who has had a Termination of Employment or died as of the effective date of the amendment of the SERP may not be diminished or delayed by such amendment, and

	(iii) the benefit payable to each other Participant shall be computed as of the effective date of such amendment of the SERP and thereafter that benefit shall be preserved as the minimum benefit payable for the purposes of Section 3.1 and Section 3.2 (but the payment thereof shall not be thereby accelerated).

	6.1.2. Termination. Prior to the occurrence of a Change in Control, the Compensation Committee may terminate this SERP, for any reason deemed sufficient by it without notice to any person affected by this SERP both with regard to persons expecting to receive benefits in the future and persons already receiving benefits at the time of such action; provided, however, that:

	(i) such termination of the SERP cannot be effective before January 1, 2001, with respect to any Participant who does not affirmatively consent in writing to such termination, and

	(ii) the benefit payable to or with respect to each Participant who has had a Termination of Employment or died as of the effective date of the termination of the SERP may not be diminished or delayed by such termination, and

	(iii) the benefit payable to each other Participant shall be computed and paid to each Participant as if such Participant had a Termination of Employment on the effective date of such termination of the SERP.

	6.1.3.  After a Change In Control.  After a Change in
Control, the Plan Statement cannot be amended or the SERP terminated (as applied to Participants who are Participants on the date of the Change in Control) unless:

	(a) all benefits payable to or with respect to such Participants (whether earned before or after the Change in Control) have been paid in full, or

	(b) eighty percent (80%) of all the Participants determined as of the date of the Change in Control give written consent to such amendment or termination.

	6.1.4. No Oral Amendments. No modification of the terms of this Plan Statement shall be effective unless it is in writing and signed on behalf of the Principal Sponsor by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of this Plan Statement shall be effective to amend the Plan Statement.

6.2 Spendthrift Provision. No Participant or surviving spouse or beneficiary shall have the power to transmit, assign, alienate, dispose of, pledge or encumber any benefit payable under this SERP before its actual payment to such person. The Principal Sponsor shall not recognize any such effort to convey any interest under this SERP. No benefit payable under this SERP shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to such person. This section shall not prevent the Principal Sponsor from observing the terms of a qualified domestic relations order as provided in section 206(d) of ERISA.

6.3.    Administrative Determinations.  The Compensation
Committee shall make such determinations as may be required from time to time in the administration of the SERP. The Compensation Committee shall have the discretionary authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under the SERP, including but not limited to the entitlement of Participants and beneficiaries, and the amounts of their respective interests.
Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary. Such determinations, interpretations, constructions and other decisions of the Compensation Committee that are made before a Change in Control shall be accorded the greatest deference possible in the event of litigation. Such determinations, interpretations, constructions and other decisions of the Compensation Committee that are made after a Change in Control shall be accorded no deference in the event of litigation.

6.4. Rules and Regulations. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Compensation Committee.

6.5. Certifications. Information to be supplied or written notices to be made or consents to be given by the Principal Sponsor pursuant to any provision of this Plan Statement may be signed in the name of the Principal Sponsor by any officer who has been authorized to make such certification or to give such notices or consents.

6.6. Errors in Computations. The Principal Sponsor shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Principal Sponsor, and used by the Principal Sponsor in determining the benefit. The Principal Sponsor shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment). If a Participant shall notify the Principal Sponsor of an error in the computation of a benefit and furnish substantiation of the nature and extent of such error not later than three (3) years after the payment of the benefit, the Principal Sponsor shall be obligated to pay to the Participant any amount of additional benefit resulting from the correction of such error.


SECTION 7

BENEFIT CLAIMS

7.1.    Claims Procedure.  The claims procedure set forth in this
Section 7.1 shall be the exclusive procedure for the disposition of claims for benefits arising under the SERP until such time as a Change in Control occurs. Without limiting the generality of this provision, an application for benefits under Section 3 and an objection to a forfeiture under Section 4 shall be processed as a claim under this procedure.

	7.1.1. Original Claim. Any employee, former employee or beneficiary of such employee or former employee may, if he or she so desires, file with the Compensation Committee a written claim for benefits under the SERP. Within ninety (90) days after the filing of such a claim, the Compensation Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Compensation Committee shall state in writing:

	(a)     the specific reasons for the denial;

	(b) the specific references to the pertinent provisions of this Plan Statement on which the denial is based;

	(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

	(d) an explanation of the claims review procedure set forth in this section.

	7.1.2. Claims Review Procedure. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Board of Directors of the Principal Sponsor a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Board of Directors shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

	7.1.3.  General Rules.

	(a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Compensation Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Compensation Committee upon request.

	(b) All decisions on claims and on requests for a review of denied claims shall be made by the Compensation Committee or the Board of Directors, as the case may be.

	(c) the Compensation Committee and the Board of Directors may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

	(d) A claimant may be represented by a lawyer or other representative (at the claimant's own expense), but the Compensation Committee and the Board of Directors reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

	(e) The decision of the Compensation Committee on a claim and or the Board of Directors on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

	(f) Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of this Plan Statement and all other pertinent documents in the possession of the Compensation Committee.


SECTION 8

PLAN ADMINISTRATION

8.1.    Principal Sponsor.

	8.1.1. Officers. Except as hereinafter provided, functions generally assigned to the Principal Sponsor shall be discharged by its officers or delegated and allocated as provided herein.

	8.1.2. Chief Executive Officer. Except as hereinafter provided, the Chief Executive Officer of the Principal Sponsor may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Principal Sponsor generally hereunder as the Chief Executive Officer may from time to time deem advisable.

	8.1.3. Board of Directors. Notwithstanding the foregoing, the Compensation Committee shall have the exclusive authority, which may not be delegated, to act for the Principal Sponsor to amend this Plan Statement, to terminate this SERP, and to determine eligibility to participate in the SERP under Section 2.

8.2. Conflict of Interest. If any officer or employee of the Principal Sponsor or any Employer, or any member of the Compensation Committee or any Employer to whom authority has been delegated or redelegated hereunder shall also be a Participant in the SERP, such Participant shall have no authority as such officer, employee or member with respect to any matter specially affecting such Participant's individual interest hereunder or the interest of a person superior to him or her in the organization (as distinguished from the interests of all Participants or a broad class of Participants), all such authority being reserved exclusively to the other officers, employees or members as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant's individual capacity in connection with any such matter.

8.3. Administrator. FINGERHUT COMPANIES, INC. shall be the administrator for purposes of section 3(16)(A) of the Employee
Retirement Income Security Act of 1974.

8.4. Service of Process. In the absence of any designation to the contrary by the Compensation Committee, the Secretary of the Principal Sponsor is designated as the appropriate and exclusive agent for the receipt of service of process directed to the SERP in any legal proceeding, including arbitration, involving the SERP.

8.5. IRC and ERISA Status. This SERP is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et seq of the Code shall not apply to this SERP. The rules of section 3121(v) and section 3306(r)(2) of the Code shall apply to this SERP. This SERP is adopted with the understanding that it is in part an unfunded excess benefit plan within the meaning of section 3(36) ERISA and is in part an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in sections 201(2), 301(3) and 401(a)(1) of ERISA. Each provision hereof shall be interpreted and administered accordingly.

8.6. Effect on Other Plans. This SERP shall not alter, enlarge or diminish any person's employment rights or obligations or rights or obligations under Pension Plan or any other plan. It is specifically contemplated that Pension Plan, Profit Sharing Plan, Pension Excess Plan and Profit Sharing Excess Plan will, from time to time, be amended and possibly terminated. All such amendments and termination shall be given effect under this SERP (it being expressly intended that this SERP shall not lock in the benefit structures of Pension Plan, Profit Sharing Plan, Pension Excess Plan and Profit Sharing Excess Plan as they exist at the adoption of this SERP or upon the commencement of participation, or commencement of benefits by any Participant).


SECTION 9

DISCLAIMERS

9.1. Term of Employment. Neither the terms of this Plan Statement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee. Except as provided in Section 6 (after a Change in Control), the Principal Sponsor and the Employers shall not be obliged to continue the SERP. The terms of this Plan Statement shall not give any employee the right to be retained in the employment of any Employer.

9.2. Delegation. The Employers and their officers and the members of their Boards of Directors shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of this Plan Statement or pursuant to procedures set forth in this Plan Statement.



SCHEDULE I

PARTICIPATING EMPLOYERS

Effective as of January 1, 1996


EMPLOYER NAME   EMPLOYER ID NUMBER


SI-1


APPENDIX A

ACTUARIALLY EQUIVALENT BENEFITS


	When converting benefits to a single lump sum for payment to a Participant, the benefit to be converted is the single life annuity form payable at age sixty-five (65) years or the date as of which it is determined, if later. When converting benefits to a single lump sum for any other purpose, the benefit to be converted shall be the benefit payable at the latest date such benefit may commence. The factors to be used to convert any form to a lump sum benefit (or to make the conversions into single life annuities required by Section 1.2.5(c), (d) or (e)) shall be:

Interest Assumption:    The compounded average yield on 30-year
				Treasury securities for the five (5)
				calendar years preceding the calendar year including the year of the Participant's Termination of Employment or death (reduced, for the purpose of making the conversions into single life annuities required by Section 1.2.5(d) and (e) but not for the purpose of making the conversions into single life annuities required by Section 1.2.5(c), to reflect the highest federal marginal income tax rate in effect as of such Termination of Employment or death).

Mortality Assumption:   The mortality rate determined
				from the table prescribed by
				the Secretary of the Treasury
				under section
				417(e)(3)(A)(ii)(I) of the
				Code based on the prevailing
				commissioners' standard table
				used to determine reserves for
				group annuity contracts.